Exhibit 99.1

FOR IMMEDIATE RELEASE	October 27, 2022

Teleflex Reports Third Quarter Financial Results And Full Year Outlook

Wayne, PA -- Teleflex Incorporated (NYSE: TFX) (the “Company”) today announced financial results for the third quarter ended September 25, 2022.

Third quarter financial summary
•Revenues of $686.8 million, down 1.9% year-over-year; up 2.4% on a constant currency basis
•GAAP diluted EPS from continuing operations of $2.16, compared to $4.20 in the prior year period
•Adjusted diluted EPS from continuing operations of $3.27, compared to $3.51 in the prior year period

2022 guidance summary
•Lowering GAAP revenue growth guidance to (0.75)% to 0.25%
•Maintaining constant currency revenue growth guidance of 3.25% to 4.25%
•Lowering GAAP EPS from continuing operations guidance to $7.74 to $8.14 from $8.04 to $8.44 prior
•Lowering adjusted diluted EPS from continuing operations guidance to $12.80 to $13.20 from $13.00 to $13.40 prior

"Our third quarter financial results reflect revenue contributions from our high-growth portfolio and durable core" said Liam Kelly, Teleflex's Chairman, President and Chief Executive Officer. "We continue to execute on our long-term strategic objectives, deploying capital to purchase Standard Bariatrics, Inc. The acquisition of Standard Bariatrics is consistent with our long-standing M&A strategy, including an expectation for revenue and margin accretion over time. During the quarter, we saw stabilization in logistics and distribution, while supply chain challenges have yet to normalize."

NET REVENUE BY SEGMENT
The following table provides information regarding net revenues in each of the Company's reportable operating segments for the three and nine months ended September 25, 2022 and September 26, 2021 on both a GAAP and constant currency basis.

	Three Months Ended		% Increase / (Decrease)
	September 25, 2022	September 26, 2021	Reported Revenue Growth	Currency Impact	Constant Currency Revenue Growth
Americas	$405.1	$417.3	(2.9)%	(0.2)%	(2.7)%
EMEA	128.4	143.9	(10.7)%	(14.1)%	3.4%
Asia	82.0	75.0	9.4%	(11.1)%	20.5%
OEM	71.3	64.1	11.2%	(3.2)%	14.4%
Total	$686.8	$700.3	(1.9)%	(4.3)%	2.4%

	Nine Months Ended		% Increase / (Decrease)
	September 25, 2022	September 26, 2021	Reported Revenue Growth	Currency Impact	Constant Currency Revenue Growth
Americas	$1,195.7	$1,207.6	(1.0)%	(0.2)%	(0.8)%
EMEA	410.5	442.3	(7.2)%	(10.6)%	3.4%
Asia	227.8	219.2	3.9%	(7.3)%	11.2%
OEM	199.0	178.5	11.4%	(2.5)%	13.9%
Total	$2,033.0	$2,047.6	(0.7)%	(3.3)%	2.6%

NET REVENUE BY GLOBAL PRODUCT CATEGORY
The following table provides information regarding net revenues in each of the Company's global product categories for the three and nine months ended September 25, 2022 and September 26, 2021 on both a GAAP and constant currency basis.

	Three Months Ended		% Increase / (Decrease)
	September 25, 2022	September 26, 2021	Reported Revenue Growth	Currency Impact	Constant Currency Revenue Growth
Vascular Access	$167.1	$175.5	(4.7)%	(3.9)%	(0.8)%
Interventional	108.7	104.3	4.3%	(4.6)%	8.9%
Anesthesia	97.6	97.1	0.5%	(5.3)%	5.8%
Surgical	93.1	92.8	0.3%	(5.9)%	6.2%
Interventional Urology	79.0	83.1	(5.0)%	(0.4)%	(4.6)%
OEM	71.3	64.1	11.2%	(3.2)%	14.4%
Other	69.9	83.4	(16.1)%	(6.2)%	(9.9)%
Total	$686.8	$700.3	(1.9)%	(4.3)%	2.4%

	Nine Months Ended		% Increase / (Decrease)
	September 25, 2022	September 26, 2021	Reported Revenue Growth	Currency Impact	Constant Currency Revenue Growth
Vascular Access	$497.2	$507.2	(2.0)%	(3.1)%	1.1%
Interventional	319.9	312.6	2.4%	(3.2)%	5.6%
Anesthesia	289.2	277.3	4.3%	(4.2)%	8.5%
Surgical	282.5	271.4	4.1%	(4.5)%	8.6%
Interventional Urology	233.7	248.7	(6.0)%	(0.2)%	(5.8)%
OEM	199.0	178.5	11.4%	(2.5)%	13.9%
Other	211.5	251.9	(16.0)%	(5.2)%	(10.8)%
Total	$2,033.0	$2,047.6	(0.7)%	(3.3)%	2.6%

OTHER FINANCIAL HIGHLIGHTS
•Depreciation expense, amortization of intangible assets and deferred financing charges for the nine months ended September 25, 2022 totaled $174.1 million compared to $182.1 million for the prior year period.
•Cash and cash equivalents at September 25, 2022 were $397.3 million compared to $445.1 million at December 31, 2021.
•Net accounts receivable at September 25, 2022 were $391.3 million compared to $383.6 million at December 31, 2021.
•Inventories at September 25, 2022 were $530.1 million compared to $477.6 million at December 31, 2021.

2022 OUTLOOK
On a GAAP basis, full year 2022 revenue growth outlook is now expected to be (0.75)% to 0.25%, reflecting our estimate of an approximately 4.00% negative impact of foreign exchange rate fluctuations. On a constant currency basis, the Company maintained its full year 2022 revenue growth guidance of 3.25% to 4.25%, inclusive of a year-over-year headwind from the initial phase of the respiratory divestiture completed on June 28, 2021, expected to be approximately 1.10%.

The Company revised its full year 2022 GAAP diluted earnings per share from continuing operations outlook to $7.74 to $8.14 from $8.04 to $8.44. The Company lowered its 2022 adjusted diluted earnings per share from continuing operations guidance to $12.80 to $13.20 from $13.00 to $13.40, which includes a headwind from the respiratory divestiture now expected to be $0.14, representing a 4.0% to 1.0% decline on a year-over-year basis.

Forecasted 2022 Constant Currency Revenue Growth Reconciliation

	Low	High
Forecasted 2022 GAAP revenue growth	(0.75)%	0.25%
Estimated impact of foreign currency exchange rate fluctuations	(4.00)%	(4.00)%
Forecasted 2022 constant currency revenue growth	3.25%	4.25%

Forecasted 2022 Adjusted Diluted Earnings Per Share From Continuing Operations Reconciliation

	Low	High
Forecasted GAAP diluted earnings per share from continuing operations	$7.74	$8.14
Restructuring, restructuring related and impairment items, net of tax	$0.83	$0.83
Acquisition, integration and divestiture related items, net of tax	$0.01	$0.01
Other	$0.01	$0.01
MDR	$0.84	$0.84
Intangible amortization expense, net of tax	$3.37	$3.37
Forecasted adjusted diluted earnings per share from continuing operations	$12.80	$13.20

CONFERENCE CALL WEBCAST AND ADDITIONAL INFORMATION
A webcast of Teleflex's third quarter 2022 investor conference call can be accessed live from a link on the Company's website at teleflex.com. The call will begin at 8:00 am ET on October 27, 2022.

An audio replay of the investor call will be available beginning at 11:00 am ET on October 27, 2022, either on the Teleflex website or by telephone. The call can be accessed by dialing 1 (866) 813-9403 (U.S.), 1 226 828 7578 (Canada), 0204 525 0658 (UK), 44 204 525 0658 (all other locations).
The confirmation code is 716622.

ADDITIONAL NOTES
References in this release to the impact of foreign currency exchange rate fluctuations on adjusted diluted earnings per share include both the impact of translating foreign currencies into U.S. dollars and the impact of foreign currency exchange rate fluctuations on foreign currency denominated transactions.

In the discussion of segment results, "new products" refers to products for which we initiated commercial sales within the past 36 months and "existing products" refers to products we have sold commercially for more than 36 months.
Certain financial information is presented on a rounded basis, which may cause minor differences. Segment results and commentary exclude the impact of discontinued operations.

NOTES ON NON-GAAP FINANCIAL MEASURES
We report our financial results in accordance with accounting principles generally accepted in the United States, commonly referred to as “GAAP.” In this press release, we provide supplemental information, consisting of the following non-GAAP financial measures: constant currency revenue growth and adjusted diluted earnings per share. These non-GAAP measures are described in more detail below. Management uses these financial measures to assess Teleflex’s financial performance, make operating decisions, allocate financial resources, provide guidance on possible future results, and assist in its evaluation of period-to-period and peer comparisons. The non-GAAP measures may be useful to investors because they provide insight into management’s assessment of our business, and provide supplemental information pertinent to a comparison of period-to-period results of our ongoing operations. The non-GAAP financial measures are presented in addition to results presented in accordance with GAAP and should not be relied upon as a substitute for GAAP financial measures. Moreover, our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.

Tables reconciling changes in historical constant currency net revenues to historical GAAP net revenues are set forth above under “Net Revenue by Segment" and "Net Revenue by Global Product Category". Tables reconciling historical adjusted diluted earnings per share from continuing operations to historical GAAP diluted earnings per share from continuing operations are set forth below.

Constant currency revenue growth: This non-GAAP measure is based upon net revenues, adjusted to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and such changes generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends.

Adjusted diluted earnings per share: This non-GAAP measure is based upon diluted earnings per share from continuing operations, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the items described below. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends.
Restructuring, restructuring related and impairment items - Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with the restructuring program.  Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. Impairment charges occur if, due to events or changes in circumstances, we determine that the carrying value of an asset exceeds its fair value. Impairment charges do not directly affect our liquidity, but could have a material adverse effect on our reported financial results.

Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions.  These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; and bridge loan facility and backstop financing fees in connection with loan facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales.  Depending primarily on the terms of a divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities.

European medical device regulation - The European Union (“EU”) has adopted the EU Medical Device Regulation (“MDR”), which replaces the existing Medical Devices Directive (“MDD”) and imposes more stringent requirements for the marketing and sale of medical devices in the EU, including requirements affecting clinical evaluations, quality systems and post-market surveillance.  The MDR requirements became effective in May 2021, although certain devices that previously satisfied MDD requirements can continue to be marketed in the EU until May 2024, subject to certain limitations. Significantly, the MDR will require the re-registration of previously approved medical devices.  As a result, Teleflex will incur expenditures in connection with the new registration of medical devices that previously had been registered under the MDD. Therefore, these expenditures are not considered to be ordinary course expenditures in connection with regulatory matters (in contrast, no adjustment has been made to exclude expenditures related to the registration of medical devices that were not registered previously under the MDD).

Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions.

Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law or certain other discrete changes affecting our deferred tax liability.

Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Three Months Ended September 25, 2022
	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	54.4%	30.5%	5.5%	19.3%	$119.2	$17.3	14.5%	$2.16
Adjustments
Restructuring, restructuring related and impairment items (A)	1.0	—	—	1.1	7.5	0.5		0.15
Acquisition, integration and divestiture related items (B)	—	(0.2)	—	(0.8)	(5.2)	(1.4)		(0.08)
MDR	—	—	(1.3)	1.3	8.8	—		0.19
Intangible amortization expense	3.3	(2.6)	—	6.0	40.9	1.5		0.83
Tax adjustments	—	—	—	—	—	(1.1)		0.02
Adjustments total	4.3	(2.8)	(1.3)	7.6	52.0	(0.5)		1.11
Adjusted basis	58.7%	27.7%	4.2%	26.9%	$171.2	$16.8	9.8%	$3.27

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues.
(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.
Totals may not sum due to rounding.

Three Months Ended September 26, 2021
	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	55.4%	29.3%	4.5%	34.4%	$229.2	$29.7	13.0%	$4.20
Adjustments
Restructuring, restructuring related and impairment items (A)	1.0	0.1	—	1.2	8.3	0.8		0.16
Acquisition, integration and divestiture related items (B)	—	0.3	—	(12.7)	(89.2)	(15.9)		(1.54)
Other items (C)	—	(0.9)	—	(0.9)	(6.4)	(0.2)		(0.13)
MDR	—	—	0.7	0.7	4.9	—		0.10
Intangible amortization expense	3.2	2.7	—	5.9	41.0	6.8		0.72
Tax adjustments	—	—	—	—	—	0.1		—
Adjustments total	4.1	2.2	0.7	(5.9)	(41.5)	(8.5)		(0.69)
Adjusted basis	59.5%	27.2%	3.8%	28.5%	$187.7	$21.2	11.3%	$3.51

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues.
(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.
Totals may not sum due to rounding.

Nine Months Ended September 25, 2022
	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	54.5%	31.0%	5.5%	18.3%	$336.5	$51.7	15.4%	$6.02
Adjustments
Restructuring, restructuring related and impairment items (A)	1.1	—	—	1.2	25.3	2.3		0.49
Acquisition, integration and divestiture related items (B)	—	(0.1)	—	(0.2)	(4.5)	(1.4)		(0.07)
MDR	—	—	(1.5)	1.4	29.4	—		0.62
Intangible amortization expense	3.3	(2.7)	—	6.0	122.0	4.6		2.48
Tax adjustments	—	—	—	—	—	—		—
Adjustments total	4.4	(2.8)	(1.5)	8.4	172.2	5.5		3.52
Adjusted basis	58.9%	28.2%	4.0%	26.7%	$508.7	$57.2	11.2%	$9.54

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues.
(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.
Totals may not sum due to rounding.

Nine Months Ended September 26, 2021
	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	55.2%	30.9%	4.6%	23.1%	$416.2	$58.5	14.1%	$7.54
Adjustments
Restructuring, restructuring related and impairment items (A)	1.0	0.1	—	2.1	42.4	4.4		0.80
Acquisition, integration and divestiture related items (B)	0.1	0.7	—	(3.6)	(73.0)	(14.6)		(1.23)
Other items (C)	—	(0.3)	—	(0.3)	6.6	2.8		0.08
MDR	—	—	0.7	0.7	14.3	—		0.30
Intangible amortization expense	3.2	2.8	—	6.1	124.8	20.8		2.19
Tax adjustments	—	—	—	—	—	(1.9)		0.04
Adjustments total	4.4	3.3	0.7	5.0	115.1	11.5		2.18
Adjusted basis	59.6%	27.6%	3.9%	28.1%	$531.3	$70.0	13.2%	$9.73

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues.
(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.
Totals may not sum due to rounding.

Tickmarks to Reconciliation Tables
(A)Restructuring, restructuring related and impairment items – For the three months ended September 25, 2022, pre-tax restructuring charges were $0.6 million and restructuring related charges were $6.9 million. For the three months ended September 26, 2021, pre-tax restructuring charges were $1.0 million; and pre-tax restructuring related charges were $7.4 million. For the nine months ended September 25, 2022, pre-tax restructuring charges were $1.5 million, restructuring related charges were $22.4 million, and impairment charges were $1.5 million. For the nine months ended September 26, 2021, pre-tax restructuring charges were $13.7 million; pre-tax restructuring related charges were $22.0 million; and pre-tax impairment charges were $6.7 million.
(B)Acquisition, integration and divestiture related items – For the three months ended September 25, 2022, these charges related to the acquisition of Standard Bariatrics, Inc. and the gain related to a sale of a building. For the three months ended September 26, 2021, these charges primarily related to contingent consideration liabilities and charges primarily related to our divestiture of certain respiratory assets. For the nine months ended September 25, 2022, these charges related to the acquisition of Standard Bariatrics, Inc., the divestiture of respiratory assets, and the gain related to a sale of a building. For the nine months ended September 26, 2021, these charges primarily related to our divestiture of certain respiratory assets, contingent consideration liabilities, and an inventory step up for the Z-Medica, LLC acquisition.
(C)Other – For the three months ended September 26, 2021, other items were associated with expenses for tax matters and a benefit from the reversal of a contingent liability related to tariffs. For the nine months ended September 26, 2021, other items were associated with debt extinguishment and a benefit from the reversal of a contingent liability related to tariffs and expenses associated with tax matters.

ABOUT TELEFLEX INCORPORATED

Teleflex is a global provider of medical technologies designed to improve the health and quality of people’s lives. We apply purpose driven innovation - a relentless pursuit of identifying unmet clinical needs - to benefit patients and healthcare providers. Our portfolio is diverse, with solutions in the fields of vascular access, interventional cardiology and radiology, anesthesia, emergency medicine, surgical, urology and respiratory care. Teleflex employees worldwide are united in the understanding that what we do every day makes a difference. For more information, please visit teleflex.com.
Teleflex is the home of Arrow®, Deknatel®, LMA®, Pilling®, QuikClot®, Rusch®, UroLift®, and Weck® - trusted brands united by a common sense of purpose.

CAUTION CONCERNING FORWARD-LOOKING INFORMATION
This press release contains forward-looking statements, including, but not limited to, statements regarding our expectation that our acquisition of Standard Bariatrics will be accretive to our revenues and margins over time; forecasted 2022 GAAP and constant currency revenue growth and GAAP and adjusted diluted earnings per share; our estimates regarding the projected impact of foreign currency exchange rate fluctuations on our 2022 financial results; and our estimates with regard to the projected impacts of the divestiture of a significant portion of our respiratory business on our financial results. Actual results could differ materially from those in the forward-looking statements due to, among other things, the adverse economic conditions associated with the COVID-19 global health pandemic and the associated financial crisis, stay-at-home and other orders, which may significantly reduce customer spending and which may have a negative impact on the Company’s business, changes in business relationships with and purchases by or from major customers or suppliers; delays or cancellations in shipments; demand for and market acceptance of new and existing products; our inability to provide products to our customers, which may be due to, among other things, events that impact key distributors, suppliers and third-party vendors that sterilize our products; our inability to integrate acquired businesses into our operations, realize planned synergies and operate such businesses profitably in accordance with our expectations; the inability of acquired businesses to generate revenues in accordance with our expectations; our inability to effectively execute our restructuring plans and programs; our inability to realize anticipated savings from restructuring plans and programs; the impact of healthcare reform legislation and proposals to amend, replace or repeal the legislation; changes in Medicare, Medicaid and third party coverage and reimbursements; the impact of enacted tax legislation and related regulations; competitive market conditions and resulting effects on revenues and pricing; increases in raw material costs that cannot be recovered in product pricing; global economic factors, including currency exchange rates, interest rates, trade disputes, sovereign debt issues and international conflicts and hostilities, such as the ongoing geopolitical conflict between Russia and Ukraine; public health epidemics; difficulties in entering new markets; general economic conditions; and other factors described or incorporated in our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. We expressly disclaim any obligation to update forward-looking statements, except as otherwise specifically stated by us or as required by law or regulation.

TELEFLEX INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
	(Dollars and shares in thousands, except per share)
Net revenues	$686,788	$700,251	$2,033,045	$2,047,649
Cost of goods sold	312,833	312,464	924,024	917,779
Gross profit	373,955	387,787	1,109,021	1,129,870
Selling, general and administrative expenses	209,616	205,194	630,373	632,501
Research and development expenses	37,770	31,816	111,064	95,046
Restructuring and impairment charges	628	959	2,950	20,451
Gains on sale of asset and business	(6,504)	(91,157)	(6,504)	(91,157)
Income from continuing operations before interest and taxes	132,445	240,975	371,138	473,029
Interest expense	13,375	11,989	35,212	44,958
Interest income	(126)	(215)	(577)	(1,106)
Loss on extinguishment of debt	—	—	—	12,986
Income from continuing operations before taxes	119,196	229,201	336,503	416,191
Taxes on income from continuing operations	17,315	29,695	51,700	58,535
Income from continuing operations	101,881	199,506	284,803	357,656
Operating income (loss) from discontinued operations	19	(423)	(329)	(470)
Tax expense (benefit) on operating loss from discontinued operations	5	(98)	(76)	(109)
Income (loss) from discontinued operations	14	(325)	(253)	(361)
Net income	$101,895	$199,181	$284,550	$357,295
Earnings per share:
Basic:
Income from continuing operations	$2.17	$4.26	$6.07	$7.66
Loss from discontinued operations	—	—	—	(0.02)
Net income	$2.17	$4.26	$6.07	$7.64
Diluted:
Income from continuing operations	$2.16	$4.20	$6.02	$7.54
Loss from discontinued operations	—	—	(0.01)	(0.01)
Net income	$2.16	$4.20	$6.01	$7.53
Weighted average common shares outstanding
Basic	46,906	46,810	46,894	46,749
Diluted	47,263	47,452	47,337	47,431

TELEFLEX INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 25, 2022	December 31, 2021
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$397,259	$445,084
Accounts receivable, net	391,251	383,569
Inventories	530,088	477,643
Prepaid expenses and other current assets	113,916	117,277
Prepaid taxes	26,868	5,545
Total current assets	1,459,382	1,429,118
Property, plant and equipment, net	422,355	443,758
Operating lease assets	112,047	129,653
Goodwill	2,415,297	2,504,202
Intangible assets, net	2,176,259	2,289,067
Deferred tax assets	5,762	6,820
Other assets	166,985	69,104
Total assets	$6,758,087	$6,871,722
LIABILITIES AND EQUITY
Current liabilities
Current borrowings	$114,375	$110,000
Accounts payable	121,508	118,236
Accrued expenses	140,862	163,441
Payroll and benefit-related liabilities	121,596	143,657
Accrued interest	15,875	5,209
Income taxes payable	41,320	83,943
Other current liabilities	55,407	55,633
Total current liabilities	610,943	680,119
Long-term borrowings	1,593,504	1,740,102
Deferred tax liabilities	387,333	370,124
Pension and postretirement benefit liabilities	40,345	45,185
Noncurrent liability for uncertain tax positions	9,007	8,646
Noncurrent operating lease liabilities	99,606	116,033
Other liabilities	122,188	156,765
Total liabilities	2,862,926	3,116,974
Commitments and contingencies
Total shareholders' equity	3,895,161	3,754,748
Total liabilities and shareholders' equity	$6,758,087	$6,871,722

TELEFLEX INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 25, 2022	September 26, 2021
	(Dollars in thousands)
Cash flows from operating activities of continuing operations:
Net income	$284,550	$357,295
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	253	361
Depreciation expense	49,076	53,846
Intangible asset amortization expense	121,904	124,832
Deferred financing costs and debt discount amortization expense	3,150	3,438
Loss on extinguishment of debt	—	12,986
Fair value step up of acquired inventory sold	—	3,993
Changes in contingent consideration	237	12,728
Assets impairment charges	1,497	6,739
Stock-based compensation	19,804	17,065
Gain on sale of business	(6,504)	(91,157)
Deferred income taxes, net	63	(67)
Payments for contingent consideration	(2,983)	(170)
Interest benefit on swaps designated as net investment hedges	(15,677)	(13,882)
Other	(3,953)	(26,113)
Changes in assets and liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(36,402)	(13,829)
Inventories	(85,293)	(10,951)
Prepaid expenses and other assets	21,298	(31,223)
Accounts payable, accrued expenses and other liabilities	(26,726)	84,179
Income taxes receivable and payable, net	(79,879)	(39,610)
Net cash provided by operating activities from continuing operations	244,415	450,460
Cash flows from investing activities of continuing operations:
Expenditures for property, plant and equipment	(52,648)	(52,090)
Proceeds from sale of business and assets	12,434	225,900
Payments for businesses and intangibles acquired, net of cash acquired	(27,308)	(4,254)
Net interest proceeds on swaps designated as net investment hedges	10,314	9,288
Proceeds from sales of investments	7,300	7,300
Purchase of investments	(7,300)	(18,418)
Net cash (used in) provided by investing activities from continuing operations	(57,208)	167,726
Cash flows from financing activities of continuing operations:
Proceeds from new borrowings	—	400,000
Reduction in borrowings	(144,250)	(834,000)
Debt extinguishment, issuance and amendment fees	—	(9,774)
Net (payments) proceeds from share based compensation plans and related tax impacts	(4,398)	11,366
Payments for contingent consideration	(3,885)	(31,388)
Dividends paid	(47,840)	(47,716)
Proceeds from sale of treasury stock	—	11,097
Net cash used in financing activities from continuing operations	(200,373)	(500,415)
Cash flows from discontinued operations:
Net cash used in operating activities	(482)	(519)
Net cash used in discontinued operations	(482)	(519)
Effect of exchange rate changes on cash and cash equivalents	(34,177)	(11,965)
Net (decrease) increase in cash and cash equivalents	(47,825)	105,287
Cash and cash equivalents at the beginning of the period	445,084	375,880
Cash and cash equivalents at the end of the period	$397,259	$481,167

Contacts:
Teleflex Incorporated:
Lawrence Keusch
Vice President, Investor Relations and Strategy Development

John Hsu, CFA
Vice President, Investor Relations

investors.teleflex.com
610-948-2836